Exhibit 10.01
                                                                   -------------


                              [ISP Letterhead]






                                                     March __, 2003



[Nominee Name]
[Nominee Address]


Dear [Nominee]:

                  This letter agreement ("Letter Agreement") will confirm your agreement with International Specialty Products Inc. ("ISP") to participate in a proxy solicitation (the "Proxy Solicitation") intended to be conducted by the Hercules Shareholders' Committee for New Management (the "Committee") relating to the 2003 annual meeting of stockholders of Hercules Incorporated (the "Company") and to stand for election as a nominee of the Committee to serve as a director of the Company for a three-year term ending on the date of the annual meeting of the stockholders of the Company to be held in 2006 and until your successor is duly elected and qualified. Concurrently with the execution of this Letter Agreement, please execute the Consent to serve as a nominee of the Committee and serve as a director of the Company, if elected, attached as Annex A hereto.

                  In consideration of your agreement as set forth above, and to the fullest extent permitted by the Delaware General Corporation Law and other applicable law, ISP agrees to indemnify you against and hold you harmless from any and all liabilities, losses, claims, damages and out-of-pocket expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") based upon or arising out of the matters set forth herein with respect to the Proxy Solicitation; provided, however, that ISP shall not be liable in any such case to the extent that any such Losses arise out of any inaccurate written information supplied by you for inclusion in any filings made with any federal or state governmental agency, including the Proxy Solicitation materials, or is found in a final judgment by a court, not subject to further appeal, to have resulted from bad faith, willful misconduct or gross negligence on your part.

                  Promptly after receipt by you of notice of any such claim or the commencement of any action, proceeding or investigation in respect of which indemnification may be sought as provided above, you must promptly notify ISP, in writing (with a copy to our counsel, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036-6522;
Attention: Richard J. Grossman) of the receipt of any such notice or commencement of any such action, proceeding or investigation.

                  In case any such action, proceeding or investigation is brought against you, and you notify ISP of the commencement thereof, ISP will be entitled to participate therein and, to the extent that ISP may wish, to assume the defense and settlement thereof, with counsel reasonably satisfactory to you; provided, however, that if the defendants in any such action include both you and ISP and if you have been advised by counsel that there may be one or more legal defenses available to you that are different from or additional to those available to ISP, you will have the right to elect separate counsel to participate in the defense of such action on your behalf. After notice from ISP to you of its election so to assume the defense thereof ISP will not be liable to you under this Letter Agreement for any expenses subsequently incurred by you in connection with the defense thereof, unless you shall have employed counsel in accordance with the proviso to the preceding sentence.

                  ISP shall not be liable under this Letter Agreement to make any indemnification payment in connection with any claim made against you to the extent that you have otherwise received payment or have a right to be indemnified or reimbursed (under any insurance policy, pursuant to any indemnification or reimbursement payment or provision by any party other than ISP, or otherwise) of the amounts otherwise indemnifiable hereunder. Any payments required to be made by ISP pursuant to this Letter Agreement will be remitted to you on a monthly basis as the expenses to which such payments relate are incurred.

                  In connection with your agreement to participate in the Proxy Solicitation, and to serve, if elected, as a director of the Company, ISP, irrespective of whether or not you are, in fact, elected as a director of the Company, will pay you a one-time fee of $35,000 in cash. ISP's obligations under this paragraph shall become effective on the date the Committee files with the Securities and Exchange Commission its definitive proxy statement in connection with the Proxy Solicitation.

                  This Letter Agreement shall be governed by and construed by and enforced in accordance with the laws of the State of New York applicable to contracts to be performed in such state without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

                  ISP and you hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Letter Agreement, and waive any objection to the laying of venue of any litigation arising out of this Letter Agreement in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

         Please acknowledge your agreement to the foregoing by signing in the space provided below.
                            Sincerely,

                            INTERNATIONAL SPECIALTY PRODUCTS INC.


                            By:__________________________________
                               Name:
                               Title:

Accepted and Agreed
this __ day of March, 2003


_________________________
     [Nominee]

                                                                       Annex A



                              CONSENT OF NOMINEE


         The undersigned understands that Hercules Shareholders' Committee for New Management (the "Committee"), intends to nominate the undersigned for election to the Board of Directors of Hercules Incorporated, a Delaware corporation (the "Company") at the Company's 2003 Annual Meeting of Stockholders.

         The undersigned hereby consents to become a nominee of the Committee for the Board of Directors of the Company, to be named in the Committee's proxy soliciting materials as such and to serve as a director of the Company if elected.


                                          ________________________
                                          Name:


                                          March ___, 2003